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                                                                   EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Fall River Gas Company


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 12, 1999, included in Fall River Gas Company's Form 10-K for the year ended September 30, 1999 into this registration statement on Form S-4 of Southern Union Company. It should be noted that we have not audited any financial statements of Fall River Gas Company subsequent to September 30, 1999 or performed any audit procedures subsequent to the date of our report.


                                       ARTHUR ANDERSEN LLP
                                       -------------------
                                       Arthur Andersen LLP


Boston, Massachusetts
July 5, 2000